                                                                   EXHIBIT 23(D)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Engineering Animation, Inc. (the "Company") of our report dated April 20, 1998 relating to the consolidated financial statements of Sense8 Corporation, which appears in the Current Report on Form 8-K/A of the Company dated July 17, 1998.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
August 12, 1998